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                                                                    Exhibit j(1)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 76 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 23, 2002, relating to the financial statements and financial highlights appearing in the March 31, 2002, Annual Reports to Shareholders of the California Intermediate Municipal Bond Fund, California Municipal Bond Fund, Convertible Fund, Emerging Markets Bond Fund, Foreign Bond Fund, Global Bond Fund II, GNMA Fund, High Yield Fund, Investment Grade Corporate Bond Fund, Long-Term U.S. Government Fund, Low Duration Fund, Money Market Fund, Municipal Bond Fund, New York Municipal Bond Fund, Real Return Fund, Short Duration Municipal Income Fund, Short-Term Fund, StocksPLUS Fund, Strategic Balanced Fund, Total Return, and Total Return Mortgage Fund (each a Fund of PIMCO Funds: Pacific Investment Management Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

Kansas City, Missouri
February 28, 2003